UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

The Jones Group Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York
(Address of principal executive offices)
10018
(Zip Code)

(212) 642-3860
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 7, 2014, The Jones Group Inc. (the “Company”) held its Special Meeting of Shareholders (the “Special Meeting”). The Company filed its Definitive Proxy Statement, which described in detail the proposals voted upon at the Special Meeting, with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2014.  The Special Meeting was held to, among other things, approve the previously disclosed Agreement and Plan of Merger dated as of December 19, 2013 (the “Merger Agreement”), by and among the Company, Jasper Parent LLC (“Parent”) and Jasper Merger Sub, Inc. (“Merger Sub”), as it may be amended from time to time, under which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent.  Subject to the satisfaction or waiver of the remaining closing conditions, the merger is expected to close on or around April 8, 2014.

As of March 5, 2014, the record date for the Special Meeting, 78,858,502 shares of the Company’s common stock were issued and outstanding. A quorum of 62,380,312 shares of common stock were present or represented at the Special Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1.     The proposal to adopt the Merger Agreement. The proposal to adopt the Merger Agreement received the affirmative vote of approximately 98.8% of the shares of our common stock cast at the Special Meeting.

For	Against	Abstain	Broker Non-Votes
61,538,558	773,965	67,789	0

2.           The proposal to approve, on a non-binding, advisory basis, the “golden parachute compensation” payable to The Jones Group Inc.’s named executive officers in connection with the merger. The non-binding, advisory proposal to approve the compensation payable to the Company’s named executive officers received the affirmative vote of approximately 63.3% of the shares of our common stock cast at the Special Meeting.

For	Against	Abstain	Broker Non-Votes
37,588,273	21,788,852	3,003,187	0

Because there were sufficient votes from the Company’s shareholders to adopt the Merger Agreement, the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to establish a quorum or adopt the Merger Agreement, was not called.

Item 8.01 Other Events.

On April 7, 2014, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “believe,” or “project,” or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the transactions described herein; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 18, 2014 and amended on April 1, 2014, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The following Exhibits are filed as part of this Report on Form 8-K:

99.1	Press Release, dated April 7, 2014, of The Jones Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC.,
Date: April 8, 2014
	By:	/s/ Ira M. Dansky

Ira M. Dansky
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 7, 2014, of The Jones Group Inc.